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                                                                    EXHIBIT 10.8



                                PROMISSORY NOTE
                                ---------------


$500,000.00                                                Sunnyvale, California
                                                                  March 21, 1997

          FOR VALUE RECEIVED, the undersigned, Nathan Raciborski ("Borrower") hereby promises to pay to GlobalCenter, Inc., a Delaware corporation (the "Company"), the principal sum of Five Hundred Thousand and No/100 Dollars ($500,000.00), with interest thereon at the rate equal to the applicable federal rate as published by the Internal Revenue Service from time to time, at the principal offices of the Company, upon the following terms and conditions:

          The principal amount of this Note and all accrued but unpaid interest from the date hereof shall be due on March 31, 2002 (the "Original Maturity Date").

          On the Original Maturity Date, if there is not a publicly traded market for the Company's common stock, or if the value of the common stock is less than $5.00 per share (as adjusted for any stock splits, stock dividends or other recapitalization), then at the option of the undersigned, the principal amount of this Note and all accrued but unpaid interest from the date hereof shall become due and payable on March 31, 2007

          The undersigned shall have the right to prepay at any time, and from time to time, without premium or penalty all or any portion of the principal and/or accrued interest hereunder.

          The undersigned hereby waives presentment, protest, demand for payment, notice of dishonor and all other notices or demands in connection with the delivery, acceptance, performance, default or endorsement of this Note.

          This Note is originally secured by a pledge of two hundred thousand (200,000) Common Shares of the Company pursuant to a Stock Pledge Agreement of even date herewith which is on file with the Secretary of the Company.

          The undersigned agrees to pay any costs of collection of this Note, including without limitation reasonable attorneys' fees and costs, in the event it is not fully paid when due.

          This Note has been made and delivered in the State of Arizona and shall be construed in accordance with, and all actions arising hereunder shall be governed by, the laws of the State of Arizona.


March 21, 1997


                                    /s/ Nathan Raciborski
                                    _______________________________________
                                    Nathan Raciborski